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                                                                    EXHIBIT 16.1
                                                                    ------------


[PRICEWATERHOUSECOOPERS LETTERHEAD]




Mr. Thomas Villano
Chief Financial Officer
Gantos, Inc.
1266 East Main Street
Fifth Floor
Stamford, Connecticut 06902


June 17, 1999



Dear Mr. Villano:

This is to confirm that the client-auditor relationship between Gantos, Inc. (Commission File Number 0-14577) and PricewaterhouseCoopers LLP has ceased.


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    Securities and Exchange Commission
    450 Fifth Street, N.W.
    Washington, D.C. 20549